UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

iPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1901 North Roselle Road, Schaumburg, Illinois	60195
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 885-2833

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On December 11, 2006, Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC, wholly owned subsidiaries of the Registrant (collectively, the “Horizon Entities”), filed a Motion For Contempt (the “Motion”) against Sprint Corporation, WirelessCo L.P., Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company L.P., Nextel Communications, Inc., PhillieCo L.P. and APC PCS LLC (collectively, “Sprint”) in the Court of Chancery in the State of Delaware (the “Court of Chancery”).

The Motion alleged that Sprint is violating the Court of Chancery’s September 7, 2006 Final Order and Judgment (the “Final Order”) by offering iDEN products and services using the Sprint brand and marks or marks confusingly similar to those marks, including “Sprint,” “Sprint Business Essentials” and “Fair & Flexible.”  The Motion requested that the Court of Chancery enter an order finding Sprint in contempt of the Final Order and directing Sprint to cease and desist from violating the Final Order.

On January 3, 2007, a hearing on the Motion was held in the Court of Chancery before Vice Chancellor Parsons. Vice Chancellor Parsons denied the Motion without limiting the Horizon Entities’ right to seek clarification of the Final Order or pursue additional relief with respect to Sprint’s use of certain brands and marks (such as “Fair & Flexible”) to offer iDEN products and services in the Horizon Entities’ service area. The Horizon Entities are considering their next steps with respect to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: January 8, 2007	By	/s/ STEBBINS B. CHANDOR, JR.
Stebbins B. Chandor, Jr.
Executive Vice President and
Chief Financial Officer